Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-97893, 333-47596, 333-03465, and 333-61611) of Shurgard Storage Centers, Inc. of our report dated May 14, 2004 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated May 14, 2004 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Seattle, Washington

May 14, 2004